UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 26, 2011

VirnetX Holding Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
(Address of principal executive offices, including zip code)

(831) 438-8200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

VirnetX Holding Corporation (the “Company”) held its Annual Meeting of Stockholders on May 26, 2011 (the “Annual Meeting”).  At the Annual Meeting, the stockholders of the Company elected to the Board of Directors the individuals listed below.  Each director listed will serve as a Class I Director for a term of three years or until their resignation or their respective successors are duly elected and qualified.

Proposal 1: Election of Directors

Nominee	Votes For	Withheld*	Broker* Non-Votes
Kendall Larsen	21,355,385	663,149	19,445,650
Scott C. Taylor	20,968,309	1,050,225	19,445,650
______________________
*      Withheld votes and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting:

Proposal 2: Ratification of the appointment of Farber Hass Hurley LLP

The stockholders ratified the appointment of Farber Hass Hurley LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The votes regarding this proposal were as follows:

Votes for	40,727,094
Votes against	587,844
Abstentions	149,246

Proposal 3: Non-binding advisory vote on executive compensation

The stockholders voted, on an advisory basis, to approve executive compensation.  The votes regarding this proposal were as follows:

Votes for	21,392,426
Votes against	108,821
Abstentions	517,287
Broker Non-Votes	19,445,650

Proposal 4: Non-binding advisory vote on the frequency of holding future advisory votes on executive compensation

The stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held triennially.  The votes regarding this proposal were as follows:

Every Year	5,369,296
Every Two Years	213,446
Every Three Years	16,215,263
Abstentions*	220,529
Broker Non-Votes*	19,445,650
______________________
*      Abstentions and broker non-votes do not affect the outcome of this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: June 1, 2011	By:	/s/Kendall Larsen
Kendall Larsen
Chief Executive Officer